SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


                         March 15, 1996
                         Date of Report
               (Date of earliest event reported)


                    FLEMING COMPANIES, INC.
     (Exact name of registrant as specified in its charter)


        Oklahoma                        1-8140               48-0222760
   (State or other juris-             (Commission           (IRS Employer
diction of incorporation)             File Number)         Identification)


              6301 Waterford Boulevard, Box 26647
                Oklahoma City, Oklahoma   73126
            (Address of Principal Executive Offices)


                         (405)840-7200
                 Registrant's telephone number,
                      including area code

Item 5.      Other Events.

On March 15, 1996, the company announced that the verdict received in the David's Supermarkets, Inc. lawsuit will be appealed. A Johnson County, Texas, jury in the 18th Judicial State District Court returned a significant verdict in the trial against Fleming and a retired officer.
The plaintiff is required to select one of three awards - either $72,495,000 for breach of contract, or $200,900,000 for fraud, or $207,495,000 for violation of the Texas Deceptive Trade Practices Act.

Management is extremely disappointed in the verdict and outraged at this attack on the company's and its retired officer's integrity. Management intends to vigorously defend its reputation and business interests. Fleming believes the verdict is absurd, and will appeal the verdict and seek its complete reversal.

An appeal through the Texas state court system is expected to take two to
three years.   No award will be paid, if at all, until that process has
been completed.

The company believes that this is an isolated verdict specifically related to David's Supermarkets. Fleming will continue to service retailers and deal with them honestly and professionally as it has always done. Groceries will be delivered to customers as usual.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FLEMING COMPANIES, INC.

                                    KEVIN J. TWOMEY

                                    Kevin J. Twomey
                                    Vice President - Controller


Date:  March 20, 1996